21
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-12


                            THE STEAK N SHAKE COMPANY

                (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:






                            THE STEAK N SHAKE COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 11, 2004

TO  THE  SHAREHOLDERS  OF  THE  STEAK  N  SHAKE  COMPANY

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Steak n Shake Company (the "Company") will be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 11, 2004 at 1:30 p.m., Eastern Standard Time, for the following purposes:

1. To elect nine directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified.

2. To act upon the approval of the Company's Amended and Restated 1997 Capital Appreciation Plan, as adopted by the Board of Directors.

3. To act upon the approval of the 2004 Director Stock Option Plan, as adopted by the Board of Directors.

4. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending September 29, 2004.

5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on December 5, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     We urge you to sign, date and mail the enclosed proxy in the envelope provided whether or not you expect to be present in person. You may revoke the proxy at any time prior to the time the proxy is exercised by filing with the Secretary of the Company a properly executed instrument revoking such proxy, or by filing a properly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing your proxy and voting in person.


                                   By  Order  of  the  Board  of  Directors



                                   Mary  E.  Ham,  Secretary
December  19,  2003
Indianapolis,  Indiana


              PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                            THE STEAK N SHAKE COMPANY
                              500 CENTURY BUILDING
                          36 SOUTH PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 633-4100

                                 PROXY STATEMENT
                     For the Annual Meeting of Shareholders
                          To be held February 11, 2004

     This proxy statement is furnished to the shareholders of The Steak n Shake Company in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 11, 2004, at 1:30 p.m., Eastern Standard Time, and at any adjournment thereof. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about December 19, 2003.

     Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. The enclosed proxy may be revoked by the person giving it at any time before it is voted by giving written notice to the Secretary of the Company.

OUTSTANDING  COMMON  STOCK

     The record date for shareholders entitled to vote at the Annual Meeting was December 5, 2003. At the close of business on that date, the Company had issued and outstanding 27,265,073 shares of Common Stock entitled to vote at the Annual Meeting. Unless otherwise stated, all references herein to numbers and prices of shares of Common Stock, options and capital appreciation shares of the Company have been adjusted to reflect all stock dividends and stock splits heretofore distributed by the Company.

ACTION  TO  BE  TAKEN  AT  THE  ANNUAL  MEETING

     Unless the shareholder otherwise specifies in the proxy, the accompanying proxy will be voted (i) FOR the election, as directors of the Company, of the nine persons named under the caption "Election of Directors"; (ii) FOR the approval of the Amended and Restated 1997 Capital Appreciation Plan; (iii) FOR the approval of the 2004 Director Stock Option Plan and (iv) FOR the approval of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending September 29, 2004.

QUORUM  AND  VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share registered in his/her/its name on the record date. Directors of the Company are elected by a plurality of the votes cast by the holders of the shares represented at the meeting. Abstentions, broker non-votes and instructions on the enclosed form of proxy to withhold authority to vote for one or more of the nominees will result in the nominee receiving fewer votes; however, the number of shares present for purposes of determining a quorum will not be reduced by such action. The Amended and Restated 1997 Capital Appreciation Plan and the 2004 Director Stock Option Plan will be approved if they receive the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the Annual Meeting. Abstentions and broker non-votes with respect to any proposal will not be counted as votes for or against that proposal.

SHAREHOLDER  PROPOSALS

     The bylaws of the Company require shareholders to provide advance notice in order to bring business before an annual meeting. In order for a shareholder to properly bring business before the 2005 Annual Meeting, the shareholder must give written notice to the Company at the address on the front page of this proxy statement. To be timely, a shareholder's notice must be received by the Company on or before August 21, 2004 or in the event that the date of the meeting is changed more than 30 days from February 9, 2005 such notice must be delivered or mailed to and received by the Company not later than 120 days prior to the date the Company begins to print and mail proxy materials for the 2005 Annual Meeting. These procedures apply to any matter that a shareholder wishes to raise at the 2005 Annual Meeting, including those matters raised other than pursuant to 17 C.F.R. 240.14a-8 of the Rules and Regulations of the SEC. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by the Company may confer discretionary authority to vote on such proposal.

OWNERSHIP  OF  COMMON  STOCK

     The following table shows the number and percentage of outstanding shares of Common Stock beneficially owned as of December 5, 2003 by each person or entity known to be the beneficial owner of more than 5% of the Common Stock of the Company:

Name  &  Address  of           Amount and Nature of
Beneficial  Owner              Beneficial Ownership(1)        Percent  of  Class
--------------------------------------------------------------------------------
MSD  Capital,  Inc.                   2,053,100                       7.5%
645  Fifth  Avenue,
21st  Floor
New  York,  NY  10022-5910

(1)     This  table  is  based upon information supplied by MSD Capital, Inc. on
Schedule 13G filed with the Securities and Exchange Commission on April 11, 2003 and information supplied thereafter by MSD Capital, Inc.

     The following table shows the total number of shares of Common Stock beneficially owned as of December 5, 2003, and the percentage of Common Stock so owned as of that date, with respect to (i) each director, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers, as a group:

                                   Amount and Nature of
Name of Beneficial Owner         Beneficial Ownership(1)      Percent  of  Class
--------------------------------------------------------------------------------
S. Sue Aramian                          605,666 (2)                   2.2%
James W. Bear                           437,225 (3)                   1.4%
Peter M. Dunn                            62,000 (4)                     *
Alan B. Gilman                          459,010 (5)                   1.7%
Stephen Goldsmith                         9,180 (6)                     *
Wayne L. Kelley                         390,867 (7)                   1.5%
Charles E. Lanham                       410,480 (8)                   1.5%
Ruth J. Person                            2,000 (9)                     *
Gary T. Reinwald                        394,625 (10)                  1.5%
J. Fred Risk                            115,299 (11)                    *
John W. Ryan                             18,382 (12)                    *
Gary S. Walker                           41,600 (13)                    *
James Williamson, Jr.                   327,352 (14)                  1.2%
All  directors  and  executive  officers
as a group (19  persons)              3,137,140 (15)                 11.5%

*Less than 1%.

(1) Includes shares which may be acquired pursuant to stock options exercisable within 60 days under the Company's stock option plans.

(2) Includes 5,000 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 305,334 shares owned by Kelley & Partners, L.P., of which Ms. Aramian is the Managing General Partner.

(3) Includes 59,518 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 97,259 shares owned of record and beneficially by Mr. Bear's wife, with respect to which he disclaims beneficial ownership, and 90,000 shares owned by Mr. Bear's affiliate, Bear Family Limited Partnership.

(4) Includes 12,000 shares which may be acquired pursuant to stock options exercisable with in 60 days.

(5) Includes 120,866 shares which may be acquired pursuant to stock options exercisable within 60 days.

(6) Includes 8,300 shares which may be acquired pursuant to stock options exercisable within 60 days.

(7) Includes 1,200 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 305,334 shares owned by Kelley &
Partners,  L.P.  of  which  Mr.  Kelley  is  a  General  Partner.
(8) Includes 8,300 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 10,928 shares owned of record and beneficially by Mr. Lanham's wife, with respect to which he disclaims beneficial ownership, and 26,750 shares owned by Mr. Lanham's affiliate, Hartford Heritage, LLC.

(9) Includes 2,000 shares which may be acquired pursuant to stock options exercisable within 60 days.

(10) Includes 76,511 shares which may be acquired pursuant to stock options exercisable within 60 days.

(11) Includes 8,300 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 7,726 shares owned of record and beneficially by Mr. Risk's wife, with respect to which he disclaims beneficial ownership.

(12) Includes 8,300 shares which may be acquired pursuant to stock options exercisable within 60 days.

(13) Includes 17,600 shares which may be acquired pursuant to stock options exercisable within 60 days and 300 shares owned of record and beneficially by Mr. Walker's minor children, with respect to which he disclaims beneficial ownership.

(14) Includes 8,300 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 19,011 shares owned of record and beneficially by Mr. Williamson's wife, with respect to which he disclaims beneficial ownership.

(15) Includes 417,112 shares which may be acquired pursuant to stock options exercisable within 60 days held by all directors and officers as a group.



SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent shareholders of a publicly held company. To the Company's knowledge, based on the representations of its directors and executive officers and copies of their respective reports filed with the Securities and Exchange Commission, all filing requirements were satisfied by each such person during the fiscal year ended September 24, 2003, with the exception of filings by Kevin Dooley, Vice President of Construction, and William Hart, Vice President of Purchasing. Forms 4 recording the transfer of shares to a family limited partnership and a trust, respectively, were not filed in a timely manner, although the Company has since filed forms setting forth these transfers. Additionally, Mr. Gilman and Mr. Reinwald exercised and timely reported options during the year. However, due to an administrative oversight, the Company failed to include on the reports the automatic grant of reload options they received pursuant to the Company's 1997 Employee Stock Option Plan. The Company has filed amended reports reflecting the grant of these reload options to them.

INTERESTS  OF  CERTAIN  PERSONS  IN  MATTERS  TO  BE  ACTED  UPON

     All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

MISCELLANEOUS

a)  CREATION  AND  DISTRIBUTION  OF  PROXIES
--------------------------------------------

The entire cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers, directors and employees of the Company, none of whom receive additional compensation therefor, may solicit proxies by telephone, facsimile or personal interview at the expense of the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this proxy statement and the accompanying form of proxy to beneficial owners and will reimburse such record holders for their reasonable expense in forwarding solicitation material.

b)  CODE  OF  BUSINESS  CONDUCT  AND  ETHICS
---------------------------------------------

The Company has in place a long-standing code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer. A copy of the code of ethics can be obtained without charge by written request to the Company at the address on the front page of this proxy statement. As a result of the passage of revised listing standards for the New York Stock Exchange that will become effective as of the date of the Annual Meeting, the Board of Directors is reviewing and considering revisions to the code of ethics. Once this process is completed, the code of ethics will be posted on the Company's website at www.steaknshake.com. If the Company makes any substantive amendment of, or grants any waiver to, the code of ethics, the Company will disclose the nature of such amendment or waiver either via its website or a current report on Form 8-K.

                          1.     ELECTION OF DIRECTORS

     Nine directors will be elected to serve until the next Annual Meeting and until their respective successors shall have been duly elected and qualified.
Eight of the nominees are currently directors of the Company. Seven were elected at the Annual Meeting of Shareholders held February 12, 2003. Mr. Wayne
L. Kelley was elected as a director by the Board of Directors effective August 18, 2003. The ninth nominee, Mr. Peter Dunn, has not served on the Board of Directors in the past. The Board of Directors has affirmatively determined that a majority of the director nominees are independent and have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

     If any of the nominees named below is not available to serve as a director at the time of the Annual Meeting (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, amends the Company's Bylaws to reduce the number of directors.

     The nominees for the Board of Directors of the Company are listed below, along with the age, tenure as director and business background for at least the last five years for each:

                                 Served  As
Name                    Age   Director Since     Business  Experience
--------------------------------------------------------------------------------

Peter M. Dunn            48         N/A       President and Chief Operating
                                              Officer of the Company since 2002;
                                              formerly President, Borden Foods
                                              Co., 1997-2001.

Alan B. Gilman           73        1992       President and Chief Executive
                                              Officer of the Company from 1992
                                              to September 30, 2002; Chief
                                              Executive Officer and Co-Chairman
                                              of the Company from September 30,
                                              2002 through August 11, 2003;
                                              Chief Executive Officer and
                                              Chairman of the Company since
                                              August 11, 2003.

Stephen Goldsmith        57        1999       Chairman of the Corporation for
                                              National and Community Service;
                                              Senior Vice President, Strategic
                                              Initiatives and e-Government, for
                                              ACS, a national business process
                                              outsourcer; Faculty Director,
                                              Innovations in American Government
                                              Harvard  University; Chairman of
                                              the Manhattan Institute's Center
                                              for Civic Innovation; member of
                                              the Board of Directors of the
                                              Finish Line, Inc.; Mayor of
                                              Indianapolis, Indiana from 1992
                                              through  1999.

Wayne L. Kelley          59        2003       Director of Steak n Shake
                                              Operations, Inc., a subsidiary of
                                              the Company, since 1999; President
                                              of Kelley Restaurants, Inc. since
                                              1991.

Charles E. Lanham        71        1971       Chairman of the Board of Directors
                                              Of Overhead Door Company of
                                              Indianapolis, Inc.; Vice Chairman
                                              of Klipsch Lanham Investments, a
                                              private investment company;
                                              Trustee of Windrose Medical
                                              Properties Trust, a publicly
                                              traded real estate investment
                                              trust.

Ruth J. Person           58        2002       Chancellor, Indiana University
                                              Kokomo and Professor of Management
                                              President, American Association of
                                              University Administrators 2003 to
                                              2004.

J. Fred Risk             75        1971       Chairman of the Board of Directors
                                              of Security Group, Inc.

John W. Ryan             74        1996       Private investor; Chancellor of
                                              the State University of New York
                                              Systems from 1996 through 1999;
                                              President of Indiana University
                                              from 1971 through 1987.

James Williamson, Jr.    72        1985       Private investor; former President
                                              And Chief Executive Officer of the
                                              Company from 1985 to 1990.

There  is  no  family  relationship  among  any  of  the  nominees for director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.


COMMITTEES  AND  MEETINGS  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors held four meetings during fiscal year 2003. The Board has, or during fiscal year 2003 had, eight standing committees: an Executive Committee, a Personnel/Benefits Committee, an Audit Committee, a Stock Option Committee, an Employee Stock Purchase Plan Committee, a Compensation Committee, an Investment Committee, and a Nominating/Corporate Governance Committee.

     The Executive Committee may exercise all of the powers of the Board of Directors in the management of the affairs of the Company to the extent permitted by law. During the fiscal year ended September 24, 2003, the Executive Committee did not meet. Mr. Williamson serves as Chairman and Mr.
Risk  and  Dr.  Ryan  serve  as  members  of  the  Executive  Committee.

     The Audit Committee, among other duties, serves in an oversight role intended to ensure the integrity and objectivity of the Company's financial reporting process. The Committee meets with representatives of management and the independent auditors to review matters of a material nature related to auditing, financial reporting, internal accounting controls and audit results. The Audit Committee is also responsible for making determinations regarding the independence and selection of the Company's independent auditors. See "Report of the Audit Committee," below. During the fiscal year ended September 24, 2003, the Audit Committee met six times. Mr. Risk serves as Chairman of the Committee and Messrs. Goldsmith, Lanham and Ryan serve as members. The Chairman and each member of the Audit Committee are "independent" as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002 and the listing standards for the New York Stock Exchange. In addition, the Board of Directors has determined that J. Fred Risk qualifies as an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K.

     The Compensation Committee is a newly-created committee charged with establishing the compensation for the Company's Chief Executive Officer and the other executive officers as well as guidelines for the administration of incentive and equity-based compensation plans. Effective November, 2003 it also began to oversee the administration of the Company's stock option plans and Employee Stock Purchase Plan. See "Report of the Compensation Committee" below. The Compensation Committee met once during fiscal 2003. Mr. Williamson serves as chairman of the Compensation Committee and Mr. Lanham, Dr. Person and Dr. Ryan serve on the committee. The Compensation Committee was formed in August, 2003. Prior to its formation, the compensation of the Company's executive officers was determined by the Executive Committee.

     The Investment Committee did not meet in fiscal 2003. During the November 12, 2003 Board of Directors meeting, its duties, which consisted of making investment decisions regarding the Company's 401k and Profit Sharing Plan, were assigned to the Executive Committee.

     The Nominating/Corporate Governance Committee was formed in August, 2003 to make recommendations regarding the nomination of appropriate individuals for election to the Board of Directors, to oversee the Company's Corporate Governance Guidelines, to allocate Board resources to various committees and to evaluate the performance of the Board and its individual members. Dr. Ryan is the Chairman of the Committee and Messrs. Goldsmith, Lanham and Risk serve on the Committee.

     The Stock Option Committee directs the administration of the Company's employee stock option plans in accordance with the terms of the plans. The Stock Option Committee did not meet during fiscal year 2003. Dr. Ryan serves as Chairman of the Committee and Messrs. Lanham and Williamson are members of the Committee. At the November 12, 2003 Board of Directors meeting, the duties of the Stock Option Committee were transferred to the Company's newly-created Compensation Committee.

     The Personnel/Benefits Committee makes determinations and recommendations to the Board of Directors regarding personnel policies and employee benefit plans, administers the Company's 401k and Profit Sharing Plan and performs such other functions with respect to personnel and benefit matters as may be requested by the Board. The Personnel/Benefits Committee met two times during fiscal 2003. Mr. Lanham is Chairman of the Committee and Ms. Aramian and Dr. Person are members, together with Mr. Bear, Senior Vice President and Chief Financial Officer, Mr. Reinwald, Senior Vice President, Ms. Roxanne Crosby, Senior Vice President of Human Resources and Ms. B. Charlene Boog, Associate Vice President, Administration. Mr. Gilman and Mr. Dunn are ex officio members of the Committee.

     The Employee Stock Purchase Plan Committee directs the administration of the Company's Employee Stock Purchase Plan in accordance with the terms of the Plan. Mr. Risk serves as Chairman of the Committee and Mr. Lanham and Dr. Person are members of the Committee. The Employee Stock Purchase Plan Committee did not meet but acted once by written consent in fiscal 2003. At the November 12, 2003 Board of Directors meeting, the duties of the Employee Stock Purchase Plan Committee were transferred to the Company's newly-created Compensation Committee.

     No director attended less than 75% in the aggregate of: (i) the total meetings of the Board of Directors, and (ii) the total number of meetings held by all Board committees on which he or she served.

     Pursuant to the listing requirements of the New York Stock Exchange, the non-management directors of the Company will meet in at least one executive session without management during the 2004 fiscal year. Mr. Williamson, the Lead Outside Director, will preside over these executive sessions. Interested parties may communicate directly with the presiding director or with the non-management directors as a group via letter directed to Mr. Williamson at the address shown on the first page of this Proxy.

     As a result of the passage of the Sarbanes-Oxley Act of 2002 and revised listing standards for the New York Stock Exchange that will become effective as of the date of the Annual Meeting, the Board of Directors is reviewing and considering revisions to the charters of its standing committees and code of business ethics. Once this process is completed, such documents will be posted on the Company's website and will also be available without charge upon written request.

COMPENSATION  OF  DIRECTORS

     Directors receive an annual fee of $18,000. They receive $2,500 per board meeting attended and $1,000 per telephonic board meeting attended. They also receive $1,000 for each committee meeting attended that is not held in conjunction with a Board of Directors' meeting and $500 for each committee meeting attended that is held in conjunction with a Board of Directors' meeting. Mr. Risk is paid an additional annual fee of $20,000 for his services as Chairman of the Audit Committee. Mr. Williamson is paid an additional annual fee of $25,000 for his services as Chairman of the Executive Committee, Chairman of the Compensation Committee and Lead Outside Director. Dr. Ryan is paid an additional annual fee of $15,000 for his services as Chairman of the Nominating/Corporate Governance Committee. Dr. Ryan also received a payment of $2,400 during fiscal 2003 for his assistance in the search for a new president of the Company. Directors who are officers of the Company are not paid for their services as directors. In the fiscal year ended September 24, 2003, the total compensation paid to non-employee directors was $274,250. This figure includes $37,471 paid to non-employee directors who served on boards of subsidiaries of the Company. In addition, the ordinary and necessary expenses of members of the Board of Directors incurred in attending board and committee meetings are paid by the Company.

     The Company believes in compensating its non-employee directors partly on the basis of the Company's success in increasing the value of its stock so a portion of a director's compensation comes from stock options. The Company has had director stock option plans (the "Director Plans") in place since 1990, which provide for non-discretionary grants of nonqualified stock options to the directors of the Company at a price equal to the fair market value of the Common Stock on the date of grant. Options currently outstanding under the Director Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant until fully exercisable. The current options expire five years from the date of grant.

     Options for the non-employee directors to purchase an aggregate of 43,000 shares of Common Stock were conditionally granted by the Board of Directors on November 12, 2003, subject to shareholder approval at the 2004 Annual Meeting of Shareholders. The conditional grants were made to Ms. Aramian, Dr. Person and Messrs. Kelley, Goldsmith, Lanham, Risk, Ryan and Williamson for 5,000 shares each, and to Mr. Frank G. Regas, a director of a subsidiary of the Company, for 3,000 shares, at an option price of $17.98 per share. See "Approval of the 2004 Director Stock Option Plan," below.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     The  Company  granted  franchise rights in 1991 to Kelley Restaurants, Inc.
("KRI"), for development of Steak n Shake restaurants in the Atlanta, Georgia and Charlotte, North Carolina markets. KRI currently operates twelve restaurants in Atlanta, Georgia and three in Charlotte, North Carolina. The Company recorded $1,392,000 in revenues from KRI during fiscal 2003. Mr. Kelley serves as an officer and director, and Mr. Williamson and Mr. Gilman serve as directors of KRI. The Board of Directors believes that the transactions with KRI described above were on terms no less favorable to the Company than would have been available in the absence of the relationships described.

     Ms. Aramian retired as an employee of the Company on March 1, 2003. The Board of Directors has approved a retirement benefit for Ms. Aramian, which consists of an annual payment of $93,000, payable in monthly installments commencing upon her retirement, for the remainder of her life. In addition, the Company will continue to provide medical insurance coverage for Ms. Aramian for the remainder of her life.

COMPENSATION  OF  EXECUTIVE  OFFICERS

     The following table shows the compensation paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                   Annual Compensation      Long-Term Compensation
                                                            Restricted                          All Other
                       Fiscal     Salary ($)   Bonus ($)   Stock Awards   Stock Options        Compensation
                        Year                                   ($) (1)        (#) (2)              ($) (3)
-----------------------------------------------------------------------------------------------------------
Alan B. Gilman (4)      2003      $497,692     $349,344        None          10,000               $14,906
Chairman and  Chief     2002      $425,000     $137,500        None          66,681               $16,777
Executive Officer       2001      $425,000     $108,500      $ 98,500        20,995               $18,522
-----------------------------------------------------------------------------------------------------------

Peter M. Dunn (5)       2003      $340,577     $244,541      $214,000        20,000               $ 1,442
President and Chief     2002             0       None          None           None                $     0
Operating Officer       2001             0       None          None           None                $     0
-----------------------------------------------------------------------------------------------------------
James W. Bear           2003      $222,500     $ 67,751        None           None                $12,282
Senior Vice President   2002      $216,670     $ 59,990        None          23,275               $12,111
and Chief Financial     2001      $215,000     $ 38,880      $ 55,160        13,122               $11,703
Officer
-----------------------------------------------------------------------------------------------------------
Gary T. Reinwald        2003      $245,000     $92,226         None           3,239               $11,386
Senior Vice President   2002      $221,690     $64,070         None          40,341               $ 9,084
                        2001      $215,000     $38,880       $ 66,980        13,122               $ 9,606
-----------------------------------------------------------------------------------------------------------
Gary S. Walker          2003      $205,000     $78,244         None           None                $ 6,915
Senior Vice President   2002      $185,580     $55,270         None          22,000               $10,150
                        2001      $180,000     $38,295       $ 55,160         None                $10,141
-----------------------------------------------------------------------------------------------------------


(1) The amounts shown in this column represent the market value of the restricted stock awarded under the Company's Capital Appreciation Plan and were calculated by multiplying the closing market price of the Company's Common Stock on the date of award by the number of shares awarded. The number and value of the aggregate unvested restricted stock holdings of each of the Named Executive Officers are as follows: Mr. Gilman, 12,500 shares ($98,500); Mr. Dunn, 20,000 shares ($214,000); Mr. Bear, 7,000 shares ($55,160); Mr. Reinwald, 8,500 shares
($66,980) and Mr. Walker, 7,000 shares ($55,160). The shares of Common Stock are issued at the time of the award; however, these shares may not be transferred for a period of three years thereafter and are forfeited to the
Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. The amounts do not reflect the cash value of Book Units awarded in tandem with the restricted Common Stock, which provide for a cash payment at the end of the three-year period equal to the sum of the net change in book value per share and the dividends paid per share during the period, as adjusted for stock dividends/splits. The recipient of the award is entitled to any dividends paid on outstanding Common Stock subsequent to the date of the award.

(2) Options granted under the Employee Stock Option Plans provide for a reload option (the "Reload Option") in the event the optionee surrenders other shares of the Company's Common Stock in payment for option shares, in whole or in part. Any such Reload Option (i) will be for a number of shares equal to the number of shares so surrendered; (ii) will have an expiration date which is 5 years from the Reload Option issuance date; (iii) will be fully exercisable on the date of grant, and (iv) will have an exercise price equal to the average market price of the Company's Common Stock on the five (5) business days before the shares were surrendered to exercise the option. There is no Reload Option with respect to the exercise of a Reload Option. Mr. Gilman's 2001 stock option grant was the grant of a Reload Option for 20,995 shares on April 12, 2001. His 2002 stock option grants include the grant of options for 25,000 shares on each of October 1, 2001 and June 21, 2002, and the grant of a Reload Option for 16,681 shares on January 29, 2002. His 2003 grant was the grant of a Reload Option for 10,000 shares on July 2, 2003. Mr. Dunn's 2003 option grant was the grant of options for 20,000 shares on September 30, 2002. Mr. Bear's 2001 stock option grant was the grant of a Reload Option for 13,122 shares on April 12, 2001. His 2002 stock option grants include the grant of options for 11,000 shares on October 1, 2001 and 5,000 shares on June 21, 2002, and the grant of a Reload Option for 7,275 shares on March 4, 2002. Mr. Reinwald's 2001 stock option grant was the grant of a Reload Option for 13,122 shares on April 12, 2001. His 2002 stock option grants include the grant of options for 16,000 shares on each of October 1, 2001 and June 21, 2002, and the grant of a Reload Option for 8,341 shares on January 29, 2002. His 2003 option grant was the grant of a Reload Option for 3,239 shares on July 2, 2003. Mr. Walker's 2002 option grants include the grant of options for 11,000 shares on each of October 1, 2001 and June 21, 2002. More information regarding the fiscal 2003 stock option grants to the Named Executive Officers is set forth in the Option/SAR Grants in Last Fiscal Year table, which follows.

(3) Includes (i) amounts payable pursuant to the Company's executive medical reimbursement plan which provides for payment of certain medical expenses, as defined, up to $3,500 for each plan year ending October 31, (ii) amounts paid by the Company for or on behalf of each executive with respect to group life insurance premiums for coverage in excess of $50,000, and (iii) amounts of annual profit sharing contributions by the Company to the accounts of the Named Executive Officers under the Company's Employee 401k and Profit Sharing Plan.

(4) The Company has agreed that if Mr. Gilman leaves the Company's employment for any reason other than retirement or termination by the Company for cause, he will be paid at his base compensation rate on the date of termination for a period of nine months thereafter.

(5) The Company has agreed that if Mr. Dunn leaves the Company's employment for any reason other than termination for malfeasance or retirement, he will be paid at his base compensation rate on the date of termination for a period of 12 months thereafter.


The following table presents information for the Named Executive Officers who received stock options during fiscal 2003 under the Company's Employee Stock Option Plans:

                                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                    --------------------------------------
                               Percentage of                                           Potential Realizable
                               Total Options                                         Value at Assumed Annual
                 Number of       Granted to                                            Rates of Stock Price
                  Options       Employees in     Exercise Price   Expiration      Appreciation for Option Term (1)
Name              Granted        Fiscal 2003     ($ per share)       Date              5% ($)         10% ($)
------------------------------------------------------------------------------------------------------------------
Alan B. Gilman
(Reload Option)   10,000            10.0%            $14.93        7/2/08              41,200          91,100
James W. Bear          0             N/A               N/A           N/A                 N/A             N/A
Peter M. Dunn     20,000            19.9%            $10.70       9/30/07              59,200         130,600
Gary T. Reinwald
(Reload  Option)   3,239             3.2%            $14.93        7/2/08              13,345          29,507
Gary S. Walker         0             N/A               N/A           N/A                 N/A             N/A


(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates as required by the Securities and Exchange Commission and should not be considered a reliable forecast of future appreciation, if any, of the Company's stock price. As an example, the Company's per share stock price would be $13.66 and $17.23 if increased by 5% and 10%, respectively, compounded annually over a five-year option term on a grant price of $10.70.

     The following table presents certain information for the Named Executive Officers relating to exercises of stock options during fiscal year 2003 and, in addition, information relating to the valuation of unexercised stock options:

                         AGGREGATED OPTION EXERCISES IN
                         ------------------------------
                  FISCAL 2003 AND FISCAL YEAR END OPTION VALUES
                  ---------------------------------------------
                                                Number of Shares Underlying    Value of Shares Underlying
                   Number of        Dollar        Unexercised Options On        Unexercised Options On
                Shares Acquired     Value          September 24, 2003            September 24, 2003 (2)
Name               On Exercise    Realized(1)   Exercisable   Unexercisable    Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------
Alan B. Gilman      23,750         $85,700        120,866        25,000         $227,833        $57,500
Peter M. Dunn            0         $     0          8,000        12,000         $ 36,960        $55,440
James W. Bear            0         $     0         59,518         7,400         $133,996        $24,508
Gary T. Reinwald     4,000         $11,520         76,511        16,000         $208,660        $36,800
Gary S. Walker           0         $     0         17,600        11,000         $ 36,740        $25,300


(1) Based on the New York Stock Exchange closing price of the Company's Common Stock on the date of exercise.

(2) Based on the New York Stock Exchange closing price of the Company's Common Stock on September 24, 2003, of $15.32 per share.

     The following table presents certain information for the Named Executive Officers relating to Capital Appreciation Plan grants during fiscal year 2003 and, in addition, information relating to the valuation of those grants:

                     LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                     ------------------------------------------------------
              Number of Shares,      Performance or Other Period     Estimated Future Payouts Under Non-
Name         Units or Other Rights    Until Maturation or Payout          Stock Price-Based Plans
                                                                     Threshold     Target      Maximum
---------------------------------------------------------------------------------------------------------
Peter Dunn        20,000           3  years  -  September  30, 2005     N/A          N/A         N/A


REPORT  OF  THE  COMPENSATION  COMMITTEE

     The compensation of the Company's executive officers is determined by the Compensation Committee of the Board of Directors (the "Committee"). The
following report with respect to certain cash and stock compensation paid or awarded to the Company's executive officers, including the Named Executive Officers, during fiscal 2003 is furnished by the directors who comprise the Compensation Committee.

GENERAL  POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the high level management talent required to achieve corporate objectives and, thereby, increase shareholder value. It is the Company's policy to provide cash and stock incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the success of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, coupled with an added cash incentive bonus, which is "at risk" based on the performance of the Company's business, as reflected in the achievement of predetermined financial and operational objectives. In addition, awards may be made under the Company's Capital Appreciation Plan to a select group of executives and under the Company's Employee Stock Option Plans to a broader group of management employees based upon the potential contributions of each to the long-term profitability and growth of the Company's business. As a general matter, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by the attainment of defined financial and operational performance objectives. In addition, all eligible Company employees, including its eligible executive officers, participate in the profit sharing component of the Company's Employee 401k and Profit Sharing Plan. Subject to the discretion of the Board of Directors, the Company makes annual contributions to a trust for the benefit of employees participating in the Plan.

RELATIONSHIP  OF  COMPENSATION  TO  PERFORMANCE

     From time to time, the Committee establishes the salaries which will be paid to the Company's executive officers. In setting base salaries, the Committee takes into account a number of factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance.

     In connection with the compensation determinations to be made, the Company utilizes the Hay Guide Chart- Profile Method of Job Evaluation developed by Hay Management Consultants, a nationally recognized compensation consulting firm, to evaluate and rank executive and management positions within the Company. This method of measuring job difficulty and importance, as updated from time to time, together with the Towers Perrin Annual Chain Restaurant Compensation survey and other studies that become available, serve as reference points for the Committee and the Board of Directors in establishing compensation programs for the Company's executive officers and other management which are appropriate and competitive within the industry.

     The Committee also determines, with the approval of the Board of Directors, the terms of the Company's Incentive Bonus Plan in which the executive officers participate. In doing so, the Committee reviews management's plans for the Company's growth and profitability, determines the criteria for bonus awards, including the bonus percentage level for each executive, and recommends to the Board the level of attainment of financial performance objectives by the Company for awards to be made under the Plan.

     During fiscal 2003, each of the Company's executive officers received compensation pursuant to the Company's annual Incentive Bonus Plan. Each year the Board establishes, in advance, targeted earnings and sales growth goals. Each executive job classification has a specific bonus percentage level based on the job rating (as explained above). Bonuses are determined based on the Company's actual earnings and sales results as compared to the targeted goals. No bonus is paid for performance more than a small percentage below either target, and the percentage paid to each participant is reduced substantially for performance below the targets. The maximum amount payable under the bonus plan is 2.5 times the individual bonus percentage level if increases are substantially above the targeted earnings and sales goals.

STOCK  OPTION  AWARDS

     Stock options are granted to key employees by the Board, upon the recommendation of the Committee, under the Company's Employee Stock Option Plans (the "Plans"). The number of shares subject to options granted to each individual generally depends upon his or her level of management responsibility. The largest grants are awarded to the employees who, in the view of the Board, have the greatest potential to impact the Company's profitability and growth. Options under the Plans may be either incentive stock options or nonqualified stock options at the discretion of the Committee and are granted at an exercise price equal to 100% of the fair market value on the date of grant. The Committee has discretion, as limited by the Plans, as to the duration of the option exercise period and the vesting of the right to exercise within that period. Options currently outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant thereafter until fully exercisable, with the exception of Reload Options, which are fully exercisable on the date of grant. The majority of outstanding options expire five years from the date of grant, with the exception of options granted on April 29, 1998 and May 6, 1999, which expire ten years from the date of grant. Stock option awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

     There are two stock option plans currently in effect that were not approved by the Company's shareholders, the 2000 Director Stock Option Plan and the 2002 Director Stock Option Plan. The 2000 Director Stock Option Plan called for an award to each director of the Company of 3,000 options to purchase shares of Company stock for $12.19 per share (unadjusted for dividends). The 2002 Director Stock Option Plan called for an award of 5,000 options to each director of the Company to purchase shares of Company stock for $9.99 per share.

RESTRICTED  STOCK  AWARDS

     Restricted stock awards under the Company's Capital Appreciation Plan may be granted by the Board of Directors, upon recommendation by the Committee, to executive officers and other key employees of the Company. The number of restricted shares and book units awarded are intended to serve as a retention vehicle and are based on the Board's evaluation of the contributions of each grantee to the long-term profitability and growth of the Company. The grantee holds all of the ownership rights to the stock from the date of grant, including the right to vote the stock and receive dividends thereon, if paid, but may not transfer or assign the stock during a period of three years following the date of the grant. These shares are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. Book units granted in conjunction with the shares are paid in cash at the end of the forfeiture period in an amount equal to the sum of the net change in book value per share and the dividends paid per share during the period, as adjusted for stock dividends/splits. Restricted stock awards granted to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.


COMPENSATION  OF  CHIEF  EXECUTIVE  OFFICER

     Alan B. Gilman was elected as President and Chief Executive Officer of the Company in 1992 and is currently Chairman and Chief Executive Officer. The total compensation paid to Mr. Gilman during fiscal year 2003 was determined by the Committee and the Board of Directors in accordance with the criteria described in the "Relationship of Compensation to Performance," "Stock Option Awards" and "Restricted Stock Awards" sections in this report. He received a base compensation of $497,692 in fiscal 2003 and an incentive bonus of $349,344, representing 70.2% of his fiscal 2003 base salary.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

Mr. Williamson was the President and Chief Executive Officer of the Company from 1985 until 1990.

The foregoing report is respectfully submitted by the members of the Compensation Committee:

James Williamson, Jr., Chairman  Charles E. Lanham  Ruth J. Person  John W. Ryan

REPORT  OF  THE  AUDIT  COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter was attached to the 2003 Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee fulfills its responsibilities through periodic meetings with the Company's independent auditors, internal auditors and the Company's management. During fiscal year 2003, the Audit Committee met six times. In addition, the chairman of the Audit Committee, as a representative of the Audit Committee, discussed the interim financial information contained in each quarterly 10-Q filing with the Company's independent auditors and management prior to public release.

     The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended September 24, 2003, and discussed them with management and the Company's independent auditors. The Audit Committee's review included discussion with the independent auditors of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors that firm's independence. More information regarding the Company's independent auditors is attached to this Proxy Statement as Appendix A.

     Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended September 24, 2003, to be filed with the Securities and Exchange Commission.

     Pursuant to its charter, the Audit Committee selected Deloitte & Touche, LLP as the Company's auditors for fiscal year 2003.

     The foregoing report is respectfully submitted by the members of the Audit Committee.

J. Fred Risk, Chairman   Stephen Goldsmith   Charles E. Lanham   John W. Ryan

COMPANY  PERFORMANCE

     The graph below compares for each of the last five fiscal years the cumulative total return of the Company, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices. The Company is included among the companies comprising the S&P SmallCap 600, a major market index. The S&P Restaurants Index is included in the graph in order to provide a more direct comparison of the Company's returns to those of other companies in the restaurant business. The cumulative total returns displayed below have assumed $100 invested on September 30, 1998, in the Company's Common Stock, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices, and reinvestment of dividends paid since September 30, 1998.









2.     APPROVAL  OF  THE  AMENDED  AND  RESTATED  1997 CAPITAL APPRECIATION PLAN

     The Company has had a Capital Appreciation Plan (the "Plan") in effect since 1982. The purpose of these Plans has always been to foster and enhance the long-term profitability of the Company for the benefit of its shareholders by offering the incentive of long-term rewards to those corporate officers and key executives who have principal responsibility for long-term profitability. Pursuant to the Plans, executive officers of the Company and other key employees may receive restricted shares of the Company's stock. Awards to employees are based on the evaluation of the Compensation Committee and the Board of each employee's contribution to the long-term growth and profitability of the Company and are intended to serve as both compensation and as a retention tool. The purpose of the current amendment and restatement to the existing 1997 Capital Appreciation Plan (the "1997 Plan") is to make 500,000 additional shares of the Company's stock eligible for grants to key employees during the coming years. As of September 24, 2003, the 1997 Plan had only 14,122 shares remaining available for grants, 7,000 of which were issued on December 1, 2003.
     Subject to approval by the vote in favor of the amendment and restatement of the 1997 Plan by persons holding a majority of the shares of Company stock in attendance and voting at the Annual Meeting of Shareholders, the Board of Directors of the Company has approved amendments to the 1997 Plan which would enable the board to make tandem awards to the Company's executives of up to 514,122 shares of Company stock ("restricted shares") and up to 514,122 book units over a four-year period ending on December 31, 2007. The shares of common stock are issued at the time of the award, however the transfer of these shares is restricted during a period of 3 years, and the shares are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability, or death) at the end of the period. A copy of the amended and restated 1997 Plan is included as Appendix B to this proxy statement. The foregoing discussion is qualified in its entirety by reference to that Appendix.

     The following table provides certain information with respect to all grants which have been made under the 1997 Plan to specific individuals and groups of individuals, specifying the amounts granted to Named Executive Officers individually, all director nominees who are employees individually, all current executive officers as a group and all employees, including current officers who are not executive officers as a group. Directors who are not employees of the Company are not eligible to participate in the 1997 Plan. The amount and terms of any future grants of to the above individuals or groups of individuals is not determinable.

                                  PLAN BENEFITS
                         1997 CAPITAL APPRECIATION PLAN
                         ------------------------------


Name and Position                           Dollar Value (1)        Number of Units (2)
---------------------------------------------------------------------------------------

Alan B. Gilman, Chairman and
Chief Executive Officer                       $  829,781                    71,063

Peter M. Dunn, President and
Chief Operating Officer                       $  512,000                    40,000

James W. Bear, Senior Vice
President and Chief Financial Officer         $  405,000                    36,597

Gary T. Reinwald, Senior
Vice President                                $  550,913                    47,097

Gary S. Walker, Senior Vice
President                                     $  306,488                    25,000

All current executive officers
as a group                                    $3,378,581                   280,469

All employees, including current
officers who are not executive
officers, as a group                          $6,631,337                   560,065



(1) The amounts shown in this column represent the aggregate market value of the restricted stock awarded under the Capital Appreciation Plan and were calculated by multiplying the closing market price of the Company's Common Stock on the date of award by the number of shares awarded. The amounts do not reflect the cash value of Book Units awarded in tandem with the restricted shares, which provide for a cash payment at the end of the three-year restricted period equal to the sum of the net change in book value per share and the dividends paid per share during the period, as adjusted for stock dividends/splits.


(2) Represents the aggregate number of tandem awards of restricted shares and corresponding Book Units granted under the 1997 Plan to each specific individual or group of individuals as of December 5, 2003.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 1997 CAPITAL APPRECIATION PLAN AS DESCRIBED ABOVE.


3.     APPROVAL  OF  THE  2004  DIRECTOR  STOCK  OPTION  PLAN

     Subject to approval by the vote in favor of adoption of the 2004 Director Stock Option Plan (the "Director Plan") by persons holding a majority of the shares of Common Stock in attendance and voting at the Annual Meeting, the Board of Directors of the Company approved, on November 12, 2003, the Director Plan for non-employee members of the Board of Directors. Pursuant to the Director Plan, non-discretionary, non-qualified stock options have been granted to non-employee directors of the Company to purchase an aggregate of 43,000 shares of the Company's Common Stock. The options have a term of five years from the date of grant and are exercisable in annual increments of 20% commencing on the date of grant. All options were conditionally granted effective November 12, 2003, at an option price of $17.98, which is equal to the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant. Options are not transferable except by will or the laws of descent and distribution.

FEDERAL  INCOME  TAX  CONSEQUENCES  OF  NONQUALIFIED  STOCK  OPTIONS

     An optionee will not be subject to tax at the time a nonqualified option is granted; however, a director who exercises a nonqualified option must include in income as of the date of exercise the difference between (a) the amount paid for Common Stock upon exercise of the option and (b) the fair market value of the Common Stock. The recognized income may be subject to withholding for federal, state and local income and other payroll taxes. The optionee's federal income tax cost basis for the Common Stock will be the amount paid for the Common Stock plus the income recognized. If an optionee uses Common Stock in full or partial payment of the exercise price of a nonqualified option, the exchange should not affect the federal income tax treatment of the exercise. The optionee will realize no gain or loss with respect to the Common Stock so used. The net additional shares of Common Stock received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such Common Stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the Common Stock and the sale price.

          The Company will be entitled to a federal income tax deduction in the amount of the ordinary income recognized by the optionee as of the date the optionee recognizes ordinary income.

     The options were conditionally granted to eight of the Company's directors. Ms. Aramian, Dr. Person and Messrs. Kelley, Goldsmith, Lanham, Risk, Williamson and Dr. Ryan conditionally received 5,000 shares, and the director of a subsidiary of the Company, Mr. Frank G. Regas, conditionally received 3,000 shares, for a total of 43,000 shares, being all of the shares authorized under the Director Plan. No further options will be granted under the Director Plan and, if any outstanding options expire or terminate for any reason without having been exercised in full, the forfeited options will not become eligible for further grant under the Director Plan. A copy of the Director Plan has been included as Appendix C to this proxy statement, and the foregoing discussion is qualified in its entirety by reference to that Appendix. The following table regarding the Director Plan is provided as required by regulations:

                                NEW PLAN BENEFITS
                         2004 DIRECTOR STOCK OPTION PLAN
                         -------------------------------

     Name  and  Position                                     Number  of  Options
     -------------------                                     -------------------

     Executive  Group                                                0

     Non-Executive  Director  Group  (1)                          43,000

     Non-Executive  Officer  Employee  Group                         0


(1)     Includes  one  director  of  a  subsidiary  corporation as stated above.


     The following table provides information regarding the Company's current equity compensation plans as of September 24, 2003. The information provided in the table does not include the number of securities to be issued under the Director Plan or the 500,000 additional shares to be issued under the 1997 Plan, which are subject to shareholder approval at the Annual Meeting and discussed more fully above. The table does include, however, all securities previously approved for issuance under the 1997 Plan.

                                EQUITY COMPENSATION PLAN INFORMATION
                                ------------------------------------
                                                      Weighted-Average       Number of Securities
                                Number of Securities  Exercise Price of     Remaining Available for
                                To be Issued Upon       Outstanding        Future Issuance Under
                                   Exercise of           Options         Equity Compensation Plans
                               Outstanding Options      Warrants and       (Excluding  Securities
Plan Category                  Warrants and Rights        Rights          Reflected in FirstColumn)
---------------------------------------------------------------------------------------------------

Equity compensation plans
Approved by shareholders (1)         1,275,989            $12.92                  1,319,227 (2)

Equity compensation plans
not approved by shareholders (3)        51,500            $10.34                          0
                                    ----------            ------                  ---------
Total                                1,327,489            $12.82                  1,319,227


(1) Consists of 1995 and 1997 ESOP plans, 2003 Director Stock Option Plan, 1997 Capital Appreciation Plan and the 1992 Employee Stock Purchase Plan.

(2) The Capital Appreciation Plan provides for tandem awards of restricted stock and book units. As of September 24, 2003, 14,122 shares remained available for issuance pursuant to awards under that plan.

(3)  Consists  of  the  2000  and  2002  Director  Stock  Option  Plans.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE STEAK N SHAKE COMPANY'S 2004 DIRECTOR STOCK OPTION PLAN AS DESCRIBED ABOVE.


4.     RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     In  light  of  changes in audit requirements mandated by the Sarbanes-Oxley
Act of 2002 and recommendations regarding the rotation of audit firms from several sources, the Audit Committee of the Company solicited proposals to audit the Company's financial statements for its 2003 fiscal year from several auditing firms, including the firm that had been the Company's auditors since 1982, Ernst & Young LLP ("E&Y"). As a result of this process, the Audit Committee decided to change the Company's independent auditor and replaced E&Y with Deloitte & Touche LLP ("Deloitte").

     The reports of E&Y for the past two fiscal years ended September 25, 2002 and September 26, 2001, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     E&Y's report dated December 3, 2002, makes reference to the restatement of the Company's previously issued 2001 and 2000 consolidated financial statements. As more fully described in the Notes to Consolidated Financial Statements of the Company as of and for the period ended September 25, 2002, during 2002, the Company changed its accounting for sale and leaseback transactions and build-to-suit leases to more fully reflect the provisions of Statement of Financial Accounting Standards No. 98, "Accounting for Leases".

     In connection with its audits for the two most recent fiscal years ended September 25, 2002 and September 26, 2001, and through the date Deloitte was retained, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such periods.

     During the two most recent fiscal years ended September 25, 2002 and September 26, 2001, and through February 12, 2003, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

     The Company requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements. A copy of such letter, dated February 18, 2003, was filed as
Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the Commission on February 19, 2003.

     The Company engaged Deloitte as its new independent auditors on February 12, 2003. During the two most recent fiscal years ended September 25, 2002 and September 26, 2001, and through February 12, 2003, the Company has not consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

     Deloitte was our independent auditor for the year ended September 24, 2003 and will serve in that capacity for the 2004 fiscal year unless the audit committee deems it advisable to change the independent auditor. Representatives of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. A synopsis of the fees paid to Deloitte and services provided by the firm, as well as fees charged by E&Y are set forth in Appendix A to this proxy statement.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 29, 2004.


5.   OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those set forth above. If any other matters should properly come before the meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                   APPENDIX A
                                   ----------

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

On February 12, 2003, Ernst & Young ("E&Y") was succeeded as the Company's independent auditor by Deloitte & Touche, LLP, ("Deloitte"). Deloitte examined the Company's financial statements for the fiscal year ended September 24, 2003. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Deloitte and E&Y have advised the Company that they have billed or will bill the Company the below indicated amounts for the following categories of services for each of the Company's last two fiscal years.

2003  FISCAL  YEAR


AUDIT FEES                                          Ernst & Young   Deloitte & Touche   Total Amount
-------------------------------------------------  --------------  ------------------  -------------

Audit Fees (1)                                     $        6,400  $          155,000  $     161,400
Audit-Related Fees (2)                                             $           25,500  $      25,500
Tax Fees (3)                                       $       10,824  $            1,000  $      11,824
All Other Fees (4)                                 $        2,500  $           17,390  $      19,890


Total Fees for the Year Ended September 24, 2003   $       19,724  $          198,890  $     218,614



2002  FISCAL  YEAR


AUDIT FEES                                          Ernst & Young
-------------------------------------------------  --------------

Audit Fees (1). . . . . . . . . . . . . . . . . .  $      202,000
Audit-Related Fees (2). . . . . . . . . . . . . .  $       12,285
Tax Fees (3). . . . . . . . . . . . . . . . . . .  $       88,900
All Other Fees (4). . . . . . . . . . . . . . . .  $       19,859

Total Fees for the Year Ended September 25, 2002.  $      323,044



(1) Audit fees include fees for services performed for the audit of the Company's annual financial statements and review of financial statements included in the Company's 10-Q filings, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2) Audit-Related Fees include fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes the audit of the Company's 401k and Profit Sharing Plan.

(3) Tax Fees are fees for services performed with respect to tax compliance, tax advice and tax planning. This includes: WOTC administration, sales & use tax assistance and tax planning work.

(4) All Other Fees are fees for other permissible work that does not meet the above category descriptions. This includes: preparation and information related to Section 404 of the Sarbanes-Oxley Act, an on-line research subscription, consultation regarding employee benefit programs, the Company's Uniform Franchise Offering Circulars, unclaimed property and the liquidation of Consolidated Specialty Restaurants, one of the Company's subsidiaries.



PRE-APPROVAL  POLICY

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In fiscal 2003, the Audit Committee approved the non-audit services performed by Ernst & Young and Deloitte & Touche described on the prior page.

                                   APPENDIX B

                 THE STEAK N SHAKE COMPANY AMENDED AND RESTATED
                         1997 CAPITAL APPRECIATION PLAN

1.     PURPOSE.

The purpose of the Amended and Restated 1997 Capital Appreciation Plan (the "Plan") is to foster and enhance the long-term profitability of The Steak n Shake Company (the "Company") for the benefit of its shareholders by offering the incentive of long-term rewards to those corporate officers and key executives who have principal responsibility for long-term profitability.

2.     ELIGIBILITY.

Eligibility for grants under the Plan shall be limited to those key executive employees, whether or not such employees are officers or directors of the Company, or its subsidiaries, recommended by the Compensation Committee and selected by the Board of Directors from among those who are in a position to contribute materially to the success of the Company and who have significant opportunities to influence long-term profit performance. Subject to such selection, these would normally include key employees in executive, administrative, professional, operating and technical positions. The Board of Directors may, in its discretion, also make an award to any other employee who has made an unusual contribution outside the ordinary course of their duties.

3.     RESTRICTED  STOCK  GRANTS.

(a) The Board of Directors may grant shares of the Common Stock of the Company which are subject to restrictions ("Restricted Shares") to participating employees ("Participants") pursuant to the Plan over a period ending December 31, 2007. The number of Restricted Shares, if any, granted hereunder to Participants shall be within the discretion of the Board of Directors; provided, however, that the number of Restricted Shares which may be granted after November 11, 2003 shall not exceed an aggregate of 514,122 shares except as may be adjusted pursuant to Section 5 below. Restricted Shares which are forfeited or canceled under 3(d) or (e) hereof shall be available for further grants. In making grants, the Board of Directors shall take into account such factors as the Participant's level of responsibility, previous performance, rate of compensation and the potential value of the grant.

(b) Grants made by the Board of Directors may consist in whole or in part of authorized but unissued or treasury shares, and shall be subject to the provisions of the Plan and to such other terms and conditions, not inconsistent with the Plan, as the Board of Directors determine.

(c) Subject to the provisions contained in 3(d) and (e) hereof, the Restricted Shares granted hereunder shall be conditionally owned by the Participant as of the grant date, and such Participant shall be entitled to the receipt of cash dividends and voting rights with respect thereto.

(d) In the event of termination of Participant's employment with the Company for any reason other than death, retirement under the normal or disability provisions of a retirement plan of the Company, or retirement under the early retirement provisions of such retirement plan with the consent of the Company, during a period of three (3) years following the grant date ("Forfeiture Period"), the Restricted Shares so granted shall be thereupon forfeited by Participant and transferred to the Company as of the date of termination. The Restricted Shares granted hereunder may not be sold, transferred or pledged by the Participant during the Forfeiture Period.
(e) If a Participant's employment has terminated because of death, disability or retirement under a retirement plan of the Company as set out in 3(d) above prior to the end of the Forfeiture Period, the number of Restricted Shares such Participant or such Participant's beneficiary or estate would be entitled to retain shall be the number of Restricted Shares determined as though such Participant's employment had not been terminated, multiplied by a fraction, the numerator of which is the number of months such Participant was employed during the Forfeiture Period (including the month during which employment terminated) and the denominator of which is the number of months in the Forfeiture Period. The balance of Restricted Shares shall be transferred to the Company as of the termination date.

4.     BOOK  UNIT  GRANTS.

(a) In conjunction with the Restricted Share grants, the Board of Directors shall simultaneously grant each Participant an equivalent number of book value units ("Book Units") which are equal to the book value per share of the Common Stock of the Company. The aggregate number of Book Units granted hereunder after November 11, 2003 shall not exceed 514,122 units as adjusted for splits and stock dividends. Units forfeited or canceled under paragraphs 4 (c) or (d) hereof shall be thereafter available for further grants.
(b) Book Units shall be valued on the basis of book value of the Common Stock of the Company, as determined in accordance with 5 (c) hereof on the last day of the fiscal quarter next preceding the date of grant ("Value Date") and again on the third anniversary of the Value Date, said three (3) year period hereafter referred to as the "Accumulation Period". The increase, if any, in book value during the Accumulation Period plus an amount equal to the dividends paid during the Accumulation Period on an equal number of shares of Common Stock of the Company, shall be paid to such Participant in cash within ninety (90) days following the expiration of the Accumulation Period; provided, however, the Book Units have not been forfeited under paragraph 4 (c) hereof.
(c) In the event of termination of Participant's employment with the Company for any reason other than death, retirement under the normal or disability provisions of a retirement plan of the Company, or retirement under the early retirement provisions of such retirement plan with the consent of the Company during the Accumulation Period, the appreciation and dividend equivalents shall be forfeited by the Participant.
(d) If a Participant's employment has terminated because of death, disability or retirement under a retirement plan of the Company as set out in 4 (c) above prior to the end of the Accumulation Period, the number of Book Units such Participant or such Participant's beneficiary or estate shall be entitled to receive shall be the number of Book Units determined as though such Participant's employment had not been terminated, multiplied by a fraction, the numerator of which is the number of months such Participant was employed during the Accumulation Period (including the month during which employment terminated) and the denominator of which is the number of months in the Accumulation Period. In such event, the Board of Directors shall determine the book value as of the last day of the quarter next preceding the date of termination.
(e) Any payment made with respect to a Participant who has died shall be paid to the beneficiary designated by the Participant to receive the proceeds of any group life insurance coverage provided for the Participant by the Company. A Participant who has not designated such beneficiary, or who desires to designate a different beneficiary, may file with the Secretary of the Company, a written designation of a beneficiary under the Book Unit plan, which designation may be changed or revoked only by the participant. If no designation of a beneficiary has been made under such life insurance coverage or filed with the Secretary of the Company, distribution shall be made to the Participant's spouse, if surviving, and if not, to the Participant's estate.

5.     ADJUSTMENTS.

(a) In the event that there are changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock, whether such changes have been occasioned by declaration of stock dividends, stock splits, reclassification or recapitalization, or because the Company has merged or consolidated with another corporation, or for any reason whatsoever, then the number and kind of shares then subject to Restricted Share grants and thereafter to become subject to such grants, and the Book Unit values, shall be proportionally adjusted by the Board of Directors of the Company to whatever extent the Board of Directors determines, in its sole and absolute discretion, that any such change equitably requires an adjustment.

(b) If the Company at any time should elect to dissolve, undergo a reorganization or split-up its stock or merge or consolidate with any other corporation and The Steak n Shake Company is not the surviving corporation, then (unless in the case of a reorganization, stock split, merger or consolidation where one or more of the surviving corporations assumes the obligations to Participants hereunder or replaces this Plan with a reasonably equivalent plan in all respects), the Board of Directors may thereupon accelerate grants of Restricted Shares and Book Units hereunder, reduce the applicable Forfeiture Periods and Accumulation Periods, or take such other action as the Board of Directors, in its sole and absolute discretion deems equitable.
(c) The Board of Directors shall determine book value of the Common Stock under 4 above based on generally accepted accounting principles, and shall have the right, in its sole and absolute discretion, to proportionally adjust such book values for sales or purchases by the Company of Common Stock, acquisitions or divestitures, accounting changes or other actions of the Company taken during the Accumulation Period affecting book value, to whatever extent the Board of Directors determines that any such action equitably requires an adjustment.

6.     AMENDMENT  AND  TERMINATION.

The Board of Directors shall have the power to amend, suspend or terminate the Plan at any time except that, subject to the conditions of 5 above, (i) no such action shall cancel, reduce or adversely affect any grant theretofore made without the consent of the Participant or the Participant's beneficiary or estate; or (ii) without the approval of the shareholders of the Company, the Board of Directors may not increase the aggregate number of Restricted Shares and Book Units to be granted.

7.     RESTRICTED  SHARE  AND  BOOK  UNIT  AGREEMENT.

Each grant of Restricted Shares and Book Units under the Plan shall be evidenced by a written agreement executed by the Company and accepted by the Participant, and shall contain such terms and conditions as the Board of Directors may deem desirable which are not inconsistent with the Plan.

8.     FINALITY  OF  DETERMINATION.

The Compensation Committee of the Board of Directors shall have the power to interpret the Plan, and all interpretations, determinations and actions by the Compensation Committee shall be final, conclusive and binding upon all parties.

9.     TERMINATION  OF  EMPLOYMENT.

Nothing in the Plan or any grant made under the Plan, shall confer upon any Participant any right to continue in the employ of the Company or affect in any way the right of the Company to terminate the Participant's employment at any time.

10.     EFFECTIVE  DATE.

This Plan became effective on December 31, 1996 and will continue to December 31, 2007, subject to approval of the amendment and restatement of the Plan by the holders of a majority of the shares of Common Stock of the Company which are represented in person or by proxy at the 2004 Annual Meeting of Shareholders.

                                   APPENDIX C
                                   ----------

                            THE STEAK N SHAKE COMPANY
                         2004 DIRECTOR STOCK OPTION PLAN

1.     PURPOSE.

     The  purpose  of  The Steak n Shake Company 2004 Director Stock Option Plan
(the "Plan") is to provide those non-employee directors of The Steak n Shake Company (the "Company") and its subsidiaries (the "Directors"), a favorable opportunity to acquire shares of Common Stock of the Company, (the "Common Stock"), thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain directors.

2.      ADMINISTRATION  OF  THE  PLAN.

     It is intended that the Plan be administered as a non-discretionary plan, and no person shall have any discretion as to:
(a) the selection of Directors to whom stock options under the Plan shall be granted, and

(b)     the  number  of  shares  granted  to  each Director under the Plan.

3.     TAX  STATUS.

     Options granted under the Plan will not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4.      ELIGIBILITY.

     Options may be granted only to non-employee Directors of the Company or its subsidiaries. Such Directors are not eligible to participate in any of the employee stock option plans sponsored by the Company.

5.     STOCK  SUBJECT  TO  THE  PLAN.

     There shall be reserved for issuance upon the exercise of options granted under the Plan 43,000 shares of Common Stock of the Company, with a stated value of $.50 per share, which may be authorized but unissued shares or treasury shares of the Company. Subject to Section 8 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall not become available for other options under the Plan.

6.     OPTION  GRANTS  AND  OPTION  PERIOD.

     Without further action by the Board of Directors (the "Board"), each Director listed below shall automatically receive an option to purchase the shares of Common Stock indicated, subject to approval by the shareholders of the Company at the 2004 Annual Meeting. Each option shall have a grant date of November 12, 2003 and shall be immediately exercisable as to 20% of the option grant. Thereafter, the grant shall be exercisable to an additional 20% on each anniversary of the date of grant. Each option shall expire 5 years after date of grant and shall be subject to earlier termination as hereinafter provided.

                         S. Sue Aramian           5,000  shares
                         Stephen Goldsmith        5,000  shares
                         Wayne L. Kelley          5,000  shares
                         Charles E. Lanham        5,000  shares
                         Ruth J. Person           5,000  shares
                         J. Fred Risk             5,000  shares
                         John W. Ryan             5,000  shares
                         James Williamson, Jr.    5,000  shares
                         Frank G. Regas           3,000  shares

7.     TERMS  OF  OPTION.

     Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Company and the optionee and shall be subject to the following terms and conditions:

     (a) Option Price - The price to be paid for shares of Common Stock upon the exercise of each option shall be the fair market value on the date of grant. As used herein, fair market value shall be the closing sales price for the Common Stock on the New York Stock Exchange on the date of grant.

     (b) Period for Exercise of Option - An option shall not be exercisable after five (5) years from the date on which such option is granted.

     (c) Purchase of Shares - The option price of each share of Common Stock purchased upon exercise of an option shall be paid in full, in cash, at the time of exercise; provided, however, that an optionee may exercise an option in whole or in part by tendering to the Company whole shares of the Company's Common Stock owned by him or her having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an optionee shall be deemed to have a fair market value equal to the average of the closing sales price for the stock on the New York Stock Exchange for the five trading days preceding the date of exercise of the option. An option may be exercised at any time and from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than 100 shares. An option may be exercised only by written notice to the Company, mailed to the attention of the Secretary of the Company, signed by the optionee (or such other persons as shall demonstrate to the Company his or her right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment of the option price for such shares. The certificate or certificates for the shares as to which the option is exercised shall be registered in the name of the person or persons exercising the option and shall be delivered to or upon the order of that person or persons as soon as practicable after such written notice is received by the Company. An optionee shall not have any rights of a shareholder in respect to the shares subject to an option until a certificate representing such shares has been issued.

     (d) Termination of Option - If an optionee ceases to be a director of the Company for any reason other than retirement, permanent and total disability (within the meaning of Section 105(d)(4) of the Code), or death, any option granted to him or her shall forthwith terminate. Leave of absence approved by the Board of Directors shall not constitute cessation of directorship. If an optionee ceases to be a director of the Company by reason of permanent or total disability (within the meaning of Section 105(d)(4) of the Code), any option granted to him or her may be exercised by him or her in whole or in part within one year after the date of termination as a director by reason of such disability. In the event of death of an optionee while serving as a director, any option granted to him or her may be exercised in whole or in part at any time after the date of death by the executor or administrator of his or her estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term. In the event of retirement, any option granted to him or her may be exercised in whole or in part at any time until the expiration of the option term. This provision applies regardless of whether an option was exercisable at the time of retirement. Notwithstanding the foregoing provisions of this subsection (d), no option shall, in any event, be exercisable after the expiration of the period set out in subsection (b) above.

     (e) Nontransferability of Option - An option may not be transferred by the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, shall be exercisable only by him or her.

     (f) Investment Representations - Unless the shares subject to an option are registered under the applicable federal and state securities laws, each optionee by accepting an option shall be deemed to agree for himself or herself and his or her legal representatives that any option granted to him or her and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof. Any shares issued pursuant to an exercise of an option may bear a legend evidencing these limitations on transfer.

8.     ADJUSTMENT  OF  SHARES.

     In the event of any change after the effective date of the Plan in the outstanding shares of Common Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of Common Stock of the Company, the Company shall make a corresponding adjustment in the number and kind of shares reserved under the Plan, and in the option price and the number and kind of shares covered by outstanding options granted and to be granted under the Plan as determined by the Board. Any determination by the Board hereunder shall be conclusive.

9.     AMENDMENT.

     The Board may amend the Plan from time to time and, with the consent of the optionee, the terms and provisions of an option, except that:

     (a) the number of shares of stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 8 hereof;

     (b) the option price under any option may not be reduced to less than the fair market value of the Common Stock on the date such option is granted except as provided in Section 8 hereof;

     (c) the number of shares subject to options granted to any individual Director, the date of such grants and the period during which an option may be exercised may not be modified except as provided in
          Section 8 hereof, and

     (d) the class of persons to whom options may be granted under the Plan may not be modified.

     No amendment of the Plan may, without the consent of optionees, make any changes in any outstanding options theretofore granted under the Plan that would adversely affect the rights of such optionees.

10.     TERMINATION.

     The Plan shall terminate upon the earlier to occur of (a) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder or (b) at any time upon determination by the Board of Directors. Any termination by the Board of Directors shall not affect the validity of any option theretofore granted under the Plan.

11.     GOVERNING  LAW.

     The terms of any options granted hereunder and the rights and obligations hereunder of the Company, the Directors and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

12.     GOVERNMENT  AND  OTHER  REGULATIONS.

     The obligations of the Company to issue or transfer and deliver shares under the options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative actions.

13.     EFFECTIVE  DATE.

     The Plan became effective when adopted by the Board on November 12, 2003; provided, however, that the effectiveness of any grant of options pursuant to the Plan prior to the 2004 Annual Meeting of Shareholders shall be conditional upon the approval of the Plan by the holders of at least a majority of the outstanding shares of the Company's stock entitled to vote at the 2004 Annual Meeting.